UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2021

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.01 below—Acquisition of Effortless IVF Canada, Inc. for a discussion of the Share Purchase Agreement entered into in connection therewith.

The paragraphs above describe certain of the material terms of the agreements referenced above. Such description is not a complete description of the material terms of such agreements and is qualified in its entirety by reference to the agreements entered into in connection therewith which are included as exhibits to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Effortless IVF Canada, Inc.

On September 1, 2021, we consummated the acquisition (the “Acquisition”) of all of the outstanding stock of Effortless IVF Canada, Inc. (“Target”) pursuant to the terms of a Share Purchase Agreement dated September 1, 2021 by and among the registrant, Target and the shareholders of Target (the “Purchase Agreement”). The purchase price consisted of: (a) cash in the amount of $25,000; and (b) 30,000 shares (the “Shares”) of the registrant’s common stock. In addition, there exists an earn-out provision under which 20,000 shares of the registrant’s common stock will be issued to the Target shareholders for each clinic that is established and operational and performing the INVO procedure either directly or as a separate service offer and in which the Target shareholders provided support in the form of an initial clinic introduction, start-up support, operating procedures, technology education or other INVO-approved criteria, up to an initial 3 clinics (for a total of up to 60,000 total shares) (the "Earn-Out Shares"), within 24 months after the closing (i.e. August 31, 2023). The registrant also agreed to reimburse the Target shareholders for their legal costs in connection with the Acquisition up to $4,000. The registrant relied on the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended, for the offer and sale of the Shares.

The Target was originally formed by its shareholders to establish fertility clinics that would offer the INVO procedure. The Target developed important procedures and documentation necessary to establish such clinical operations under Canadian rules and regulations. Registrant acquired the entity to help accelerate its own efforts to develop the INVO Center clinic model within the Canadian marketplace – similar to the approach recently accomplished by registrant in the U.S. market. Registrant intends to rename Target as “INVO Canada.”

The paragraphs above describe certain of the material terms of the Purchase Agreement. Such description is not a complete description of the material terms of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement entered into in connection therewith which are included as exhibits to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01 above—Acquisition of Effortless IVF Canada Inc. for a discussion of the Shares issued to the former shareholders of Target.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated September 7, 2021